UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2025

Thumzup Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10557-B Jefferson Boulevard,
Culver City, CA	90232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Public Offering

On June 30, 2025, as part of a registered direct public offering (the “Public Offering”), Thumzup Media Corporation (the “Company”) agreed to sell 108,336 shares of Company’s Series C Convertible Preferred Stock (the “Series C”), par value $0.001 per share, at a price of $60.00 per share for gross proceeds of $6,499,980. Each share of Series C converts into 10 shares of Common Stock, par value $0.001 per share. We do not expect that a trading market will develop for the Series C. The Series C is non-voting and its conversion is subject to 4.99% or 9.99% beneficial ownership limitations at the election of the holder. The Common Stock and the Series C together are referred to herein as the “Securities.” The Company entered into a Securities Purchase Agreement (the “SPA”) with the purchasers. The Public Offering closed on July 7, 2025. The net proceeds to the Company from the Public Offering were approximately $6.04 million after deducting placement agent fees and offering expenses payable by the Company.

The Securities were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3, as amended (Registration Statement No. 333-286951) filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2025, and declared effective by the SEC on May 30, 2025, and a prospectus supplement dated June 30, 2025, filed with the SEC on July 2, 2025.

The Company intends to use the net proceeds of the Public Offering for general corporate purposes and working capital. Additionally, the Company’s Adtech subsidiary, Quantum Reach Corporation, may utilize up to $1.5 million of the Company’s cash or digital assets on hand for operations in accordance with a budget approved by the Company’s Board of Directors.

In relation to the Public Offering, on June 30, 2025, the Company entered into a Placement Agency Agreement (the “Agreement”) with Dominari Securities LLC (the “Placement Agent”).

Pursuant to the Agreement, the Company paid the Placement Agent a cash fee equal to 6% of the gross cash proceeds received in the Public Offering and a 1% non-accountable expense allowance. In addition, the Company issued to the Placement Agent warrants to purchase 65,000 shares of Common Stock, such amount being equal to equal to 6% of the shares of Common Stock issuable upon conversion of the Series C sold in the Public Offering (the “Placement Agent Warrants”). The Placement Agent Warrants may be exercised on or after January 3, 2026, have an exercise price of $6.00 per share, are non-tradeable and expire on July 8, 2030.

The Agreement and the SPA contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreement and the SPA were made only for purposes of the Agreement or the SPA, respectively, and as of specific dates, were solely for the benefit of the parties to the Agreement or the SPA, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement or the SPA.

The foregoing description of the terms of the Agreement, the SPA, and the Placement Agent Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement, the SPA, and Placement Agent Warrants, which are filed herewith as Exhibits 10.1, 10.2, and 4.1, respectively, and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation.

Amendment to the Certificate of Designations, Preferences, Rights and Limitations of Series C Convertible Preferred Stock

On June 30, 2025, the Company filed with the Nevada Secretary of State an amendment to the Certificate of Designation, Preferences, Rights and Limitations of Series C Convertible Preferred Stock which was previously described in our Current Report on Form 8-K dated June 23, 2025 (the “Amendment”). The Amendment provides that except as otherwise required by the Nevada Revised Statutes, the holders of Series C shall have no voting rights with respect to such shares.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 30, 2025, and July 7, 2025, the Company issued press releases. Copies of the press releases are being furnished as Exhibit 99.1 and 99.2, respectively.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

Private Transactions

In connection with the Public Offering, there are certain material transactions (the “Private Transactions”) related to the Company’s securities which the Company is not a party to, which are described in further detail below. The Private Transactions closed at the same time as the Public Offering.

Robert Steele, the Company’s Chief Executive Officer, agreed to sell 2,500,000 shares of Common Stock (the “Private Transaction Shares”) in a private transaction to certain accredited investors who were purchasers in the Public Offering. The purchase price of the Private Transaction Shares was $0.50 per share and Mr. Steele received $1,250,000.

Pursuant to an Option Assignment Agreement dated June 19, 2025, for $150,000, Hampton Growth Resources, LLC (“Assignor’) sold an option to purchase 750,000 shares of the Company’s Common Stock at an exercise price of $0.30 per share (the “Option”) to one accredited investor which was a purchaser in the Public Offering (the “Assignee”). Mr. Andrew Haag, the brother of member of the Company’s Board of Directors, Robert Haag, is a stockholder of the Company and the Managing Member of the Assignor. The Assignor agreed to purchase the Option for $125,000 from Mr. Daniel Lupinelli, a principal stockholder of the Company beneficially owing 14.47% of the outstanding Common Stock of the Company. Subsequent to the sale and assignment of the Option, the Assignee is expected to exercise the Option, purchasing 750,000 shares for the purchase price of $225,000, which will be paid to Mr. Lupinelli.

Resale Registration

In relation to the Private Transactions, the Company is obligated to file within 30 days a Registration Statement on Form S-3 (the “Resale Registration”) to register the resale of up to 3,250,000 shares of Common Stock offered by certain Selling Stockholders, which includes 2,500,000 shares of Common Stock included in the Private Transaction Shares and 750,000 shares of Common Stock available upon the full exercise of the Options. The Company will not receive any proceeds from the Resale Registration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Amendment to the Certificate of Designation, Preferences, Rights and Limitations of Series C Convertible Preferred Stock dated June 30, 2025
4.1	Placement Agent Warrant
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1	Placement Agency Agreement
10.2	Form of Securities Purchase Agreement
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. as Exhibit 5.1)
99.1	Press Release issued by Thumzup Media Corporation, dated June 30, 2025
99.2	Press Release issued by Thumzup Media Corporation, dated July 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thumzup Media Corporation

Date: July 7, 2025	By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Chief Executive Officer

Page 5